Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:    Bruce VanHorn
       (606) 324-7196

POAGE BANKSHARES, INC. ANNOUNCES APPOINTMENTS OF CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS

Ashland, Kentucky – February 26, 2016.  Poage Bankshares, Inc. (NASDAQ: PBSK) (the “Company”), the holding company for Town Square Bank (“Town Square”), today announced that Thomas Burnette, the current Vice Chairman of the Boards of Directors of the Company and Town Square, has been appointed as Chairman of the Boards of Directors to fill the vacancy created by the recent passing of former Chairman Thomas Carver.  Charles W. Robinson has been appointed as Vice Chairman of the Boards of Directors of the Company and Town Square.

About Poage Bankshares, Inc.

Poage Bankshares, Inc. is the savings and loan holding company for Town Square Bank.  Originally chartered in 1889 under the name “Home Federal Savings and Loan Association” and headquartered in Ashland, Kentucky, Town Square Bank conducts its operations from 9 full-service banking offices located in Ashland, Flatwoods, South Shore, Louisa, Greenup, Nicholasville, Catlettsburg and Mr. Sterling, Kentucky.